UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 16, 2010
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 18, 2008, Coeur d’Alene Mines Corporation (the “Company”) entered into a Master Lease Agreement establishing a gold lease facility with Mitsubishi International Corporation (“MIC”). Pursuant to this facility, the Company may lease amounts of gold from MIC and is obligated to deliver the same amounts back to MIC and to pay specified lease fees to MIC that are equivalent to interest at current market rates on the value of the gold leased. The facility is intended to increase the Company’s liquidity. As of July 22, 2010, the Company is leasing approximately 15,000 ounces of gold under the facility. Pursuant to a Second Amended and Restated Collateral Agreement, the Company’s obligations under the facility are secured by certain collateral. The collateral agreement specifies the maximum amount of gold the Company may lease from MIC, as well as the amount and type of collateral.
     On July 16, 2010, the Company and MIC entered into an Amendment No. 4 to the Second Amended and Restated Collateral Agreement to increase the availability under the facility. Under the amended agreement, the maximum amount the Company may lease under the facility, aggregated with lease fees, is $49.5 million. In addition, the amended agreement provides for a customary commitment fee. The Company agreed to secure its obligations under the facility with up to $29.7 million of collateral. The initial collateral consists of silver and gold inventory held at a specified refiner. The amendment also requires the Company to lease at least an additional 10,000 ounces of gold within 30 days.
     The collateral agreement contains usual and customary covenants and agreements, including limitations on the Company’s ability to sell or grant liens in the collateral, as well as covenants as to cooperation, payment of charges and protection of security.
     The collateral agreement and the master lease agreement governing the gold lease facility both contain customary events of default.
     Copies of the Master Lease Agreement, Second Amended and Restated Collateral Agreement and Amendment No. 4 to the Second Amended and Restated Collateral Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The descriptions of these agreements are summaries only and are qualified in their entirety by the terms of the agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description of Exhibit
10.1	Two-Way Metals Lease Agreement, dated December 12, 2008, between Coeur d’Alene Mines Corporation and Mitsubishi International Corporation.

10.2	Second Amended and Restated Collateral Agreement, dated as of August 7, 2009, among Coeur d’Alene Mines Corporation, CDE Australia Pty Ltd and Mitsubishi International Corporation.

10.3	Amendment No. 4 to Second Amended and Restated Collateral Agreement, dated as of July 16, 2010, between Coeur d’Alene Mines Corporation and Mitsubishi International Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2010	Coeur d’Alene Mines Corporation
	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Two-Way Metals Lease Agreement, dated December 12, 2008, between Coeur d’Alene Mines Corporation and Mitsubishi International Corporation.

10.2	Second Amended and Restated Collateral Agreement, dated as of August 7, 2009, among Coeur d’Alene Mines Corporation, CDE Australia Pty Ltd and Mitsubishi International Corporation.

10.3	Amendment No. 4 to Second Amended and Restated Collateral Agreement, dated as of July 16, 2010, between Coeur d’Alene Mines Corporation and Mitsubishi International Corporation.

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